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                                                                      EXHIBIT 23







                       Consent of Independent Accountants



We consent to the incorporation by reference in the Annual Report on Form 10-K for the year ended December 31, 1998 of WFS Financial 1998-A Owner Trust of our report dated January 26, 1999 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998.


                                             /s/ PricewaterhouseCoopers LLP
                                             ----------------------------------
                                             PricewaterhouseCoopers LLP



New York, New York
March 29, 1999